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                                                                  Execution Copy
                                                                     EXHIBIT 4.4




                          THIRD SUPPLEMENTAL INDENTURE


                          DATED AS OF November 15, 2001





                         ALLIANT ENERGY RESOURCES, INC.,
                                    Company,


                           ALLIANT ENERGY CORPORATION,
                                  As Guarantor,

                                       and

                         U.S. BANK NATIONAL ASSOCIATION,
                                   as Trustee





                       Third Supplemental Indenture to the
                                    Indenture
                          dated as of November 4, 1999


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                  THIRD SUPPLEMENTAL INDENTURE, dated as of November 15, 2001
(the "THIRD SUPPLEMENTAL INDENTURE"), among ALLIANT ENERGY RESOURCES, INC., a Wisconsin corporation (the "COMPANY"), ALLIANT ENERGY CORPORATION, a Wisconsin corporation, as guarantor (the "GUARANTOR"), and U.S. BANK NATIONAL ASSOCIATION, as successor to FIRSTAR BANK, N.A., as Trustee (the "TRUSTEE").

                    RECITALS OF THE COMPANY AND THE GUARANTOR

                  The Company and the Guarantor have heretofore executed and delivered to the Trustee an Indenture, dated as of November 4, 1999 (as supplemented by the First Supplemental Indenture dated as of November 4, 1999 and the Second Supplemental Indenture dated as of February 1, 2000 and as may be further supplemented and amended from time to time, the "INDENTURE"), providing for the issuance from time to time of the Company's unsecured unsubordinated debentures, notes or other evidences of indebtedness (the "SECURITIES"), to be issued in one or more series as provided in the Indenture.

                  It is provided in Section 2.02 of the Indenture that the Company, the Guarantor and the Trustee may enter into indentures supplemental thereto to establish the form or terms of Securities of any series.

                  The Company and the Guarantor desire to supplement and amend the Indenture to allow for the issuance of Securities to be initially sold within the United States to U.S. Persons that are Qualified Institutional Buyers and issued in the form of one or more Restricted Global Securities deposited with the Trustee, as custodian for the Depositary, and registered in the name of a nominee of the Depositary.

                  The Company and the Guarantor desire to set forth the terms and form of a new series of Restricted Securities to be known as the Company's 7% Senior Notes Due 2011, in an aggregate principal amount of THREE HUNDRED MILLION DOLLARS ($300,000,000) (the "7% SENIOR NOTES" and guaranteed by the Guarantor.

                  The 7% Senior Notes and the certificate of authentication to be borne by the 7% Senior Notes are to be substantially in the form set forth in Exhibit A hereto.

          NOW, THEREFORE, THIS THIRD SUPPLEMENTAL INDENTURE WITNESSETH:

                  For and in consideration of the premises and the purchase of the 7% Senior Notes by the Holders (as defined herein) thereof, it is mutually covenanted and agreed as follows for the equal and ratable benefit of the Holders of the 7% Senior Notes:

                                   ARTICLE 1.

                                   AMENDMENTS

                  Section 1.01. Article 1 of the Indenture shall be amended by inserting in Section 1.01 the following new terms with the following definitions in the appropriate alphabetic positions:


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                           "CLOSING TIME" means, with respect to the 7% Senior
         Notes, November 15, 2001, the date of initial issuance of the Securities issued hereunder.

                           "REGISTRATION RIGHTS AGREEMENT" means, with respect to the 7% Senior Notes, the Registration Rights Agreement to be executed among the Company, the Guarantor and Merrill Lynch, Pierce, Fenner & Smith Incorporated, J.P. Morgan Securities, Inc., Banc One Capital Markets, Inc., First Union Securities, Inc. and Utendahl Capital Partners, as initial purchasers, in connection with the offering of the 7% Senior Notes.

                           "THIRD SUPPLEMENTAL INDENTURE" means the Third Supplemental Indenture dated as of November 15, 2001, among the Company, the Guarantor and the Trustee.

                           "7% SENIOR NOTES" has the meaning set forth in
         Section 2.01 of the Third Supplemental Indenture.

                  Section 1.02. Article 1 of the Indenture shall be amended by amending and restating in their entirety the following definitions in Section 1.01:

                           "ADDITIONAL INTEREST" has the meaning set forth in
         Section 2.06 of the First Supplemental Indenture.

                           "COMPARABLE TREASURY ISSUE" has the meaning set forth in Section 2.07 of the First Supplemental Indenture.

                           "COMPARABLE TREASURY PRICE" has the meaning set forth in Section 2.07 of the First Supplemental Indenture.

                           "EVENT DATE" has the meaning set forth in Section
         2.06 of the First Supplemental Indenture.

                           "INDEPENDENT INVESTMENT BANKER" has the meaning set forth in Section 2.07 of the First Supplemental Indenture.

                           "REFERENCE TREASURY DEALER" has the meaning set forth in Section 2.07 of the First Supplemental Indenture.

                           "REFERENCE TREASURY DEALER QUOTATION" has the meaning set forth in Section 2.07 of the First Supplemental Indenture.

                           "REGISTRATION DEFAULT" has the meaning set forth in
         Section 2.06 of the First Supplemental Indenture.

                           "SUPPLEMENTAL INDENTURE" means the First Supplemental Indenture, the Second Supplemental Indenture, the Third Supplemental Indenture and any further supplemental indentures that the Company, the Guarantor and the Trustee may execute from time to time.


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                           "TREASURY YIELD" has the meaning set forth in Section
         2.07 of the First Supplemental Indenture.

                           "7 3/8% SENIOR NOTES" has the meaning set forth in
         Section 2.01 of the First Supplemental Indenture.

                  Section 1.03. The Indenture shall be amended by adding an exhibit titled "Exhibit F" immediately following Exhibit E of the Indenture. Exhibit F to the Indenture shall be the form of 7% Senior Notes and the related guarantee attached as Exhibit A to this Third Supplemental Indenture.

                  Section 1.04. Section 2.19 of the Indenture shall be amended and restated in its entirety to read as follows:

                           "Section 2.19. RESTRICTIVE LEGENDS. Unless and until
         (i) a Restricted Security is sold pursuant to an effective Shelf Registration Statement or (ii) a Restricted Security is exchanged for an Exchange Security in an Exchange Offer pursuant to an effective Exchange Offer Registration Statement, in each case pursuant to an applicable registration rights agreement, each Restricted Global Security and Restricted Physical Security shall bear the following legend set forth below (the "Restrictive Legend") on the face thereof:

                           THE NOTES HAVE NOT BEEN REGISTERED UNDER THE
                           SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY STATE OR OTHER SECURITIES LAWS. NEITHER THIS NOTE NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS THE TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT. BY ITS ACQUISITION HEREOF, THE HOLDER (1) REPRESENTS THAT IT IS A "QUALIFIED INSTITUTIONAL BUYER" (AS DEFINED IN RULE 144A ("RULE 144A") UNDER THE SECURITIES ACT), (2) AGREES NOT TO OFFER, SELL OR OTHERWISE TRANSFER THIS NOTE PRIOR TO (X) THE DATE WHICH IS TWO YEARS (OR SUCH SHORTER PERIOD OF TIME AS PERMITTED BY RULE 144(K) UNDER THE SECURITIES ACT) AFTER THE LATER OF THE ORIGINAL ISSUE DATE OF THE NOTES AND THE LAST DATE ON WHICH ALLIANT ENERGY RESOURCES, INC. OR ANY "AFFILIATE" (AS DEFINED IN RULE 144 UNDER THE SECURITIES ACT) OF ALLIANT ENERGY RESOURCES, INC. WAS THE OWNER OF THIS NOTE (OR ANY PREDECESSOR OF THIS NOTE) OR (Y) SUCH LATER DATE, IF ANY, AS MAY BE REQUIRED BY APPLICABLE LAW (THE "RESALE RESTRICTION TERMINATION DATE") EXCEPT (A) TO ALLIANT ENERGY RESOURCES, INC., (B) PURSUANT TO A REGISTRATION STATEMENT THAT HAS BEEN


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                           DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (C) FOR
                           SO LONG AS THE SECURITIES ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A, TO A PERSON IT REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER" AS DEFINED IN RULE 144A THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER, IN EACH CASE TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, OR (D) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT SUBJECT IN EACH OF THE FOREGOING CASES OF ANY REQUIREMENT OF LAW THAT THE DISPOSITION OF ITS PROPERTY OR THE PROPERTY OF SUCH INVESTOR ACCOUNT OR ACCOUNTS BE AT ALL TIMES WITHIN ITS OR THEIR CONTROL, AND (3) AGREES THAT IT WILL GIVE TO EACH PERSON TO WHOM THIS NOTE IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND; PROVIDED THAT ALLIANT ENERGY RESOURCES, INC. AND THE TRUSTEE SHALL HAVE THE RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER (I) PURSUANT TO CLAUSE (D) TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION AND/OR OTHER INFORMATION SATISFACTORY TO EACH OF THEM, AND (II) IN EACH OF THE FOREGOING CASES, BUT ONLY IF THIS NOTE IS NOT A GLOBAL SECURITY (AS DEFINED IN THE INDENTURE REFERRED TO HEREIN), TO REQUIRE THAT A CERTIFICATION OF TRANSFER IN THE FORM APPEARING ON THE OTHER SIDE OF THIS NOTE IS COMPLETED AND DELIVERED BY THE TRANSFEROR TO ALLIANT ENERGY RESOURCES, INC. AND THE TRUSTEE. THIS LEGEND WILL BE REMOVED UPON THE REQUEST OF THE HOLDER AFTER THE RESALE RESTRICTION TERMINATION DATE.

                  Section 1.05. Section 2.20 of the Indenture shall be amended and restated in its entirety to read as follows:


                           "Section 2.20. TRANSFER AND EXCHANGE PROVISIONS. Unless and until (i) a Restricted Security is exchanged for an Exchange Security in an Exchange Offer under an effective Exchange Offer Registration Statement or (ii) a Restricted Security is sold pursuant to an effective Shelf Registration Statement, the following provisions shall apply:


                                    (a) The provisions of this Section 2.20
                  shall apply to all transfers and exchanges involving any Restricted Physical Security and any beneficial interest in any Restricted Global Security.



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                                    (b) As used in this Section 2.20 only,
                  "delivery" of a certificate by a transferee or transferor (or holder upon exchange) means the delivery to the Registrar by such transferee or transferor of the applicable certificate duly completed; "holding" includes both possession of a Physical Security and ownership of a beneficial interest in a Global Security, as the context requires; "transferring" a Global Security means transferring that portion of the principal amount of the transferor's beneficial interest therein that the transferor has notified the Registrar that it has agreed to transfer; and "transferring" a Physical Security means transferring that portion of the principal amount thereof that the transferor has notified the Registrar that it has agreed to transfer.


                                    As used in this Indenture, "Non-Registration
                  Opinion and Supporting Evidence" means a written Opinion of Counsel reasonably acceptable to the Company to the effect that, and such other certification or information as the Company may reasonably require to confirm that, the proposed transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act.


                                    (c) A Transfer Certificate, if not actually
                  delivered, shall be deemed delivered if (i) (A) the transferor advises the Company and the Trustee in writing that the relevant offer and sale were made in accordance with the provisions of Rule 144A or to an Institutional Accredited Investor that is acquiring the Security for its own account or for the account of such an Institutional Accredited Investor for investment purposes and not with a view to, or for offer or sale in connection with, any distribution in violation of the Securities Act (or, in the case of a transfer of a Restricted Physical Security, the transferor checks the box provided on such Security to that effect) and (B) the transferee advises the Company and the Trustee in writing that
                  (x) it and, if applicable, each account for which it is acting in connection with the relevant transfer, is a "Qualified Institutional Buyer," or an "Institutional Accredited Investor," (y) it is aware that the transfer of Restricted Securities to it is being made in reliance on the exemption from the provisions of Section 5 of the Securities Act provided by Rule 144A and Regulation D and (z) prior to the proposed date of transfer it has been given the opportunity to obtain from the Company the information referred to in Rule 144A(d)(4), and has either declined such opportunity or has received such information (or, in the case of a transfer of a Restricted Physical Security, the transferee signs the certification provided on the such Security to that effect); or (ii) the transferor holds the Restricted Global Security and is transferring to a transferee that shall take delivery in the form of the Restricted Global Security.



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                                    (d) If the holder of a Restricted Security
                  holds:


                                            (1) a Restricted Physical Security
                           which is surrendered to the Registrar:


                                                     (A) the proposed transferor
                                    and transferee deliver (or are deemed to have delivered pursuant to clause (c) above) a Transfer Certificate and the proposed transferee requests delivery in the form of a Restricted Physical Security, then the Registrar shall (x) register such transfer in the name of such transferee and record the date thereof in its books and records,
                                    (y) cancel such surrendered Restricted
                                    Physical Security and (z) deliver a new
                                    Restricted Physical Security to such
                                    transferee duly registered in the name of such transferee in principal amount equal to the principal amount being transferred of such surrendered Restricted Physical Security; or


                                                     (B) (i) the proposed
                                    transferor and transferee deliver (or are deemed to have delivered pursuant to clause
                                    (c) above) a Transfer Certificate and the proposed transferee is or is acting through a participant with the Depositary and requests that the proposed transferee receive a beneficial interest in the Restricted Global Security or (ii) the holder delivers an Exchange Certificate and the holder requests an exchange of such Restricted Physical Security for a beneficial interest in the Restricted Global Security, then the Registrar shall (x) cancel such surrendered Restricted Physical Security, (y) record an increase in the principal amount of the Global Security equal to the principal amount being transferred or exchanged of such surrendered Restricted Physical Security and (z) notify the Depositary in accordance with the procedures of the Depositary that it has effected such transfer or exchange.


                                            In any of the cases described in
                           this Section 2.20(d)(1), the Registrar shall deliver to the transferor or holder a new Restricted Physical Security in principal amount equal to the principal amount not being transferred or exchanged of such surrendered Restricted Physical Security, as applicable.


                                            (2) a beneficial interest in a
                           Restricted Global Security:



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                                                     (A) (i) the proposed
                                    transferor and transferee deliver (or are deemed to have delivered pursuant to clause
                                    (c) above) a Transfer Certificate and the proposed transferee requests delivery in the form of a Restricted Physical Security or
                                    (ii) the holder delivers an Exchange
                                    Certificate and the holder requests an
                                    exchange of such beneficial interest in a Restricted Global Security for a Restricted Physical Security, then the Registrar shall
                                    (w) register such transfer or exchange in the name of such transferee or holder, as the case may be, and record the date thereof in its books and records, (x) record a decrease in the principal amount of the Restricted Global Security in an amount equal to the beneficial interest therein being transferred or exchanged, (y) deliver a new Restricted Physical Security to such transferee or holder duly registered in the name of such transferee or holder in principal amount equal to the amount of such decrease and (z) notify the Depositary in accordance with the procedures of the Depositary that it has effected such transfer or exchange; or


                                                     (B) the proposed transferor
                                    and transferee deliver (or are deemed to have delivered pursuant to clause (c) above) a Transfer Certificate and the proposed transferee is or is acting through a participant with the Depositary and requests that the proposed transferee receive a beneficial interest in the Restricted Global Security, then the transfer shall be effected in accordance with the procedures of the Depositary therefor.


                                    (e) In any case in which the Registrar is
                  required to deliver a Restricted Physical Security to a transferee or transferor (or holder upon exchange), the Company shall execute, the Guarantor shall guarantee and the Trustee shall authenticate and make available for delivery, such Restricted Physical Security.


                                    (f) Any transferee entitled to receive a
                  Restricted Physical Security may request that the principal amount thereof be evidenced by one or more Restricted Physical Securities in any authorized denomination or denominations and the Registrar shall comply with such request if all other transfer restrictions are satisfied.


                                    (g) The Registrar shall effect and record,
                  upon receipt of a written request from the Company or the Guarantor so to do, a transfer not otherwise permitted by
                  Section 2.20(d), such recording to be done in accordance with the otherwise applicable provisions of Section 2.20(d), upon the furnishing by the proposed transferor or transferee of a Non-Registration Opinion and Supporting Evidence.



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                                    (h) By its acceptance of any Security
                  bearing the Restrictive Legend, each Holder of such Security acknowledges the restrictions on transfer of such Security set forth in this Indenture and in the Restrictive Legend and agrees that it shall transfer such Security only as provided in this Indenture. The Registrar shall not register a transfer of any Security unless such transfer complies with the restrictions with respect thereto set forth in this Indenture. The Registrar shall not be required to determine (but may rely upon a determination made by the Company) the sufficiency of any such certifications, legal opinions or other information.


                                    (i) Upon the transfer, exchange or
                  replacement of Securities not bearing the Restrictive Legend, the Registrar shall deliver Securities that do not bear the Restrictive Legend. Upon the transfer, exchange or replacement of Securities bearing the Restrictive Legend, the Registrar shall deliver only Securities that bear the Restrictive Legend unless (i) the requested transfer is at least two years after the original issue date of the Restricted Security (with respect to any Restricted Physical Security), (ii) there is delivered to the Registrar an Opinion of Counsel reasonably satisfactory to the Company and the Trustee to the effect that neither such legend nor the related restrictions on transfer are required in order to maintain compliance with the provisions of the Securities Act or (iii) such Securities are exchanged for Exchange Securities pursuant to an Exchange Offer.


                  Section 1.06. The Indenture shall be amended by amending and restating Exhibit C to the Indenture in its entirety to read as set forth in Exhibit B to this Third Supplemental Indenture. To the extent necessary, the forms of Transfer Certificate and Exchange Certificate, each as attached to the Indenture as Exhibits B and C, respectively, shall be amended to refer to the appropriate Securities and the appropriate dates.

                                   ARTICLE 2.

                       PROVISIONS FOR THE 7% SENIOR NOTES

                  Section 2.01. There shall be a series of Securities entitled "7% Senior Notes Due 2011" (herein designated the "7% SENIOR NOTES"). The form of the 7% Senior Notes, the Guarantees issued by the Guarantor and the Trustee's certificate of authentication to be borne thereby shall be substantially in the forms set forth in Exhibit A hereto and shall be executed, authenticated and delivered in accordance with the provisions of, and shall in all respects be subject to, all of the terms, conditions and covenants of the Indenture and this Third Supplemental Indenture, including, but not limited to, the provisions of the Indenture with respect to the transfer, exchange and replacement thereof. The aggregate principal amount of the 7% Senior Notes that may be executed by the Company and authenticated by the Trustee hereunder shall be limited to THREE HUNDRED MILLION DOLLARS ($300,000,000); provided, however, any exchanges or replacements of the 7% Senior Notes made pursuant to the


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Indenture and the Third Supplemental Indenture following the original issuance thereof, shall not be counted against this limit.

                  Section 2.02. In accordance with the terms and conditions of the Indenture, the Company may issue and sell the 7% Senior Notes inside the United States without registration under the Securities Act in reliance on Rule 144A thereunder.

                  Section 2.03. Except as provided below, the 7% Senior Notes shall be represented initially in the form of a Restricted Global Security. Each Restricted Global Security shall be registered in the name of a nominee of the Depositary and deposited on behalf of the purchasers of the 7% Senior Notes represented thereby with a custodian for the Depositary for credit to the respective accounts of the purchasers (or to such other accounts as they may direct). Except as set forth below, each Restricted Global Security shall be in the form of the 7% Senior Notes attached hereto as Exhibit A and may be transferred, in whole and not in part, only to another nominee of the Depositary or to a successor of the Depositary or its nominee.

                  Section 2.04. (a) Each Restricted Global Security, or any 7% Senior Notes that may be issued in exchange for an interest in a Restricted Global Security, shall be dated as provided in Section 2.03 of the Indenture, shall mature on December 1, 2011 and shall bear interest at the rate of 7% per annum from November 15, 2001, payable semiannually on June 1 and December 1 in each year, commencing with June 1, 2002, until payment of the principal amount shall have been made or duly provided for. The record dates with respect to the interest payment dates for the 7% Senior Notes shall be May 15 and November 15 (whether or not a business day), respectively. The holder of record of 7% Senior Notes on any record date for the payment of interest shall be entitled to receive the interest payable on such interest payment date.

                  (b) Both principal of and interest on the 7% Senior Notes shall be payable at the office of the Paying Agent in the Milwaukee, Wisconsin and the Borough of Manhattan, The City of New York, New York or at any other office maintained by the Company or the Guarantor, as the case may be, for such purpose; provided that interest may be payable, at the option of the Company or the Guarantor, as the case may be, by check mailed to the registered address of the person entitled thereto as such address shall appear on the registry books of the Company. On each interest payment date the Trustee shall pay to the registered holder interest accrued in respect of such 7% Senior Notes. Payment of principal on 7% Senior Notes shall be paid to the registered holder or upon his order only upon presentation and surrender for payment of such 7% Senior Notes on or after the payment date at the offices of the Company or the Guarantor, as the case may be, in Milwaukee, Wisconsin and the Borough of Manhattan, The City of New York, New York or at any other office of the Company or the Guarantor, as the case may be, maintained for such purpose.

                  (c) The 7% Senior Notes shall not be convertible into or exchangeable for equity securities of the Company or the Guarantor.

                  (d) The 7% Senior Notes shall not be subject to any sinking fund.

                  (e) The 7% Senior Notes shall not be included for listing on any national securities exchange.


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                  (f) The Trustee, at its Corporate Trust Office located at 1555
North RiverCenter Drive, Suite 301, Milwaukee, Wisconsin 53212, shall initially act as Paying Agent for the 7% Senior Notes.

                  Section 2.05. (a) So long as a nominee of the Depositary is the registered owner of any Restricted Global Security, such nominee shall be considered the sole owner and holder of the 7% Senior Notes represented by such Restricted Global Security under the Indenture, as supplemented and amended hereby. Except as herein provided, owners of beneficial interests in any Restricted Global Security shall not be entitled to have 7% Senior Notes represented by the such Restricted Global Security registered in their names, shall not receive or be entitled to receive physical delivery of 7% Senior Notes in certificated form and shall not be considered the owners or holders thereof under the Indenture.

                  (b) None of the Company, the Guarantor or the Trustee shall have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in any Restricted Global Security, or for maintaining, supervising or reviewing any records relating to such beneficial interests.

                  Section 2.06. Upon the occurrence of a Registration Default with respect to the 7% Senior Notes, the interest rate borne by the 7% Senior Notes shall be increased by Additional Interest in the amount of one-quarter of one percent (0.25%) per annum, which rate will increase by one-quarter of one percent (0.25%) each 90-day period that such Additional Interest continues to accrue under any such circumstance, provided that the maximum aggregate increase in the interest rate will in no event exceed one-half of one percent (0.5%) per annum. Following the cure of all Registration Defaults with respect to the 7% Senior Notes the accrual of Additional Interest will cease and the interest rate will revert to the original rate.

                  If the Shelf Registration Statement with respect to the 7% Senior Notes is unusable by the Holders for any reason after the Shelf Registration Statement has been declared effective by the Commission, and the aggregate number of days in any consecutive twelve-month period for which the Shelf Registration Statement shall not be usable exceeds 30 days in the aggregate, then the interest rate borne by the 7% Senior Notes will be increased by one-quarter of one percent (0.25%) per annum of the principal amount of the 7% Senior Notes for the first 90-day period (or portion thereof) beginning on the 31st day following the date that such Shelf Registration Statement ceases to be usable, which rate shall be increased by an additional one-quarter of one percent (0.25%) per annum of the principal amount of the 7% Senior Notes at the beginning of the subsequent 90-day period, provided that the maximum aggregate increase in the interest rate will in no event exceed one-half of one percent (0.50%) per annum. Any amounts payable under this paragraph shall also be deemed "Additional Interest" for purposes of the Indenture and the Registration Rights Agreement. Upon the Shelf Registration Statement once again becoming usable, the interest rate borne by the 7% Senior Notes will be reduced to the original interest rate if the Company and the Guarantor are otherwise in compliance with this the Indenture and the Registration Rights Agreement at such time. Additional Interest shall be computed based on the actual number of days elapsed in each 90-day period in which the Shelf Registration Statement is unusable.

                  The Company and the Guarantor shall notify the Trustee within three business days after each and every Event Date with respect to the 7% Senior Notes. Additional Interest with respect to the 7% Senior Notes shall be paid by depositing with the Trustee, in trust, for the benefit of the Holders of the 7% Senior Notes, on or before the applicable semiannual interest payment date, immediately available funds in sums sufficient to pay the Additional Interest then due. The Additional Interest due shall be payable on each interest payment date to the record Holder of the 7% Senior Notes entitled to receive the interest payment to be paid on such date as set forth in the Indenture. Each obligation to pay Additional Interest shall be deemed to accrue from and including the day following the applicable Event Date.

                  Section 2.07. The 7% Senior Notes will be redeemable at the Company's option in whole or in part at any time, on at least 30 days' but not more than 60 days' prior written notice mailed to the registered holders of the 7% Senior Notes, at a price equal to the greater of (i) 100% of the principal amount of the 7% Senior Notes being redeemed and (ii) the sum of the present values of the principal amount of the 7% Senior Notes to be redeemed and the remaining scheduled payments of interest on the 7% Senior Notes from the redemption date to December 1, 2011 discounted from their respective scheduled payment dates to the redemption date semi-annually (assuming a 360-day year consisting of twelve 30-day months) at a discount rate equal to the Treasury Yield plus 35 basis points, plus accrued interest on the 7% Senior Notes to the redemption date.

                                   ARTICLE 3.

                                  MISCELLANEOUS

                  Section 3.01. Capitalized terms used but not defined herein shall have the respective meanings set forth in the Indenture, as may be amended and supplemented from time to time in accordance therein.

                  Section 3.02. Except as supplemented and amended hereby, the Indenture is in all respects ratified and confirmed, and all of the terms, provisions and conditions thereof shall be and remain in full force and effect, and this Third Supplemental Indenture and all its provisions shall be deemed a part thereof.

                  Section 3.03. In case any provision in this Third Supplemental Indenture shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

                  Section 3.04. If any provision of this Third Supplemental Indenture limits, qualifies or conflicts with any other provision hereof or of the Indenture which provision is required to be included in the Indenture by any of the provisions of the Trust Indenture Act, such required provision shall control.

                  Section 3.05. THIS THIRD SUPPLEMENTAL INDENTURE AND ALL DISPUTES, CONTROVERSIES OR CLAIMS ARISING OUT OF OR RELATING TO THIS THIRD SUPPLEMENTAL INDENTURE OR A BREACH HEREOF SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF


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

WISCONSIN WITHOUT REGARD TO THE CONFLICTS OF LAWS AND RULES OF SAID STATE.

                  Section 3.06. This Third Supplemental Indenture has been simultaneously executed in several counterparts, each of which shall be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument. Delivery by telecopier of an executed signature page hereto shall be effective as delivery of a manually executed counterpart hereof.

                  Section 3.07. This Third Supplemental Indenture shall be deemed to have been executed on the date of the acknowledgment thereof by the officer of the Trustee who signed it on behalf of the Trustee.



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

                  IN WITNESS WHEREOF, the Company, the Guarantor and the Trustee have caused their names to be signed hereto by their respective officers thereunto duly authorized and their respective corporate seals, duly attested, to be hereunto affixed, all as of the day and year first above written.


                                             ALLIANT ENERGY RESOURCES, INC.
ATTEST:



By  /s/ Enrique Bacalao                      By  /s/ Edward M. Gleason
     Name:  Enrique Bacalao                      Name:  Edward M. Gleason
     Title: Assistant Treasurer                  Title: Vice President-Treasurer
                                                        and Corporate Secretary


                                             ALLIANT ENERGY CORPORATION,
ATTEST:                                      as Guarantor



By:  /s/ Enrique Bacalao                     By: /s/ Edward M. Gleason
     Name:  Enrique Bacalao                      Name:  Edward M. Gleason
     Title: Assistant Treasurer                  Title: Vice President-Treasurer
                                                        and Corporate Secretary


                                             U.S. BANK NATIONAL ASSOCIATION,
                                             as Trustee



                                             By: /s/ John R. Horvath
                                                 Vice President


                                             By: /s/ Robert M. Wagner
                                                 Trust Officer






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